SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐ Soliciting Material Pursuant to Section 240.14a-12

PLANTRONICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing provides information with respect to the Annual Meeting of Stockholders (the "Annual Meeting") of Plantronics, Inc. (the "Company") to be held at 11:00: a.m. on Friday, August 17, 2007, at 345 Encinal Street, Santa Cruz, California for the purposes set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement which were mailed to stockholders on or July 6, 2007 (the “Proxy Statement”).

At the Annual Meeting the stockholders are being asked to vote upon, among other things, Proposal Number Two which is to increase the number of shares of Company Common Stock authorized for issuance under the 2003 Stock Plan from 5,100,000 shares to 6,800,000 shares, which represents an increase of 1,700,000 shares.

The Company has reached an agreement with one of its stockholders, AIM TRIMARK INVESTMENTS, under which it has agreed to vote its shares in favor of this proposal based on a commitment by the Company to limit the grant of stock options and restricted stock under the Plan during fiscal year 2008 if the proposal is approved.  The text of the letter  memorializing the agreement with AIM TRIMARK INVESTMENTS dated August 16, 2007 is set forth below.

August 16, 2007

Mr. Rob Mikalachki, CFA
AIM Trimark Investments
120 Bloor Street East, Suite 700
Toronto, Ontario  M4W 187 Canada

Dear Mr. Mikalachki:

Thank you for the time you took to review and consider our proxy proposals. We appreciate the concerns you raised in connection with our proposal to increase the 2003 Stock Plan by 1.7 million shares. As we discussed, if the proposal is approved by our stockholders, we will limit actual grants of stock options under the 2003 Stock Plan for fiscal 2008 to 1.2 million shares, or the equivalent in shares of restricted stock, which would be 480,000 shares, or any equivalent combination thereof. (We value a share of restricted stock at 2.5 options.)

Based on our commitment to limit grants to this level during fiscal 2008, you have advised us that AIM TRIMARK INVESTMENTS is comfortable voting in favor of the proposal to amend our 2003 Stock Plan.

Thank you again for sharing your perspective and for supporting our proposals subject to the above usage limitation. We appreciate your ownership in Plantronics.

 Best regards,

Very truly yours,

/s/Barbara V. Scherer
Senior Vice President and Chief Financial Officer

cc:  Geoff MacDonald, CFA
cc:  Jeff Hyrich, CFA

A copy of the Proxy Statement is on file with the Securities and Exchange Commission and on the Company’s Website at http://www.plantronics.com.